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                                                                    Exhibit 21.1

                                  Subsidiaries
                                  ------------


Integrated Software & Devices Corporation

France - LynuxWorks SA

UK - LynuxWorks (UK) Pte Ltd

Sweden - LynuxWorks (Nordic) AB

Germany - LynuxWorks GMBH